Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO Arthur R. Zunker, Jr. Senior Vice President & CFO
News For Immediate Release
EAGLE MATERIALS INC. REPORTS
FOURTH QUARTER AND FISCAL YEAR RESULTS
          (Dallas, TX May 6, 2008): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the fourth quarter ended March 31, 2008 and for fiscal year 2008. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our fourth quarter and fiscal year results:
▪	RECORD FISCAL YEAR CEMENT OPERATING EARNINGS
▪	OUR CEMENT COMPANIES COMPLETED THEIR 22ND CONSECUTIVE “SOLD OUT” YEAR AND SET A RECORD FOR FISCAL YEAR SALES VOLUME — OVER 3.4 MILLION TONS
▪	HIGHEST FISCAL YEAR CEMENT AVERAGE NET SALES PRICE IN OUR HISTORY
▪	PURCHASED 10% OF OUR OUTSTANDING COMMON STOCK DURING FISCAL 2008
▪	COMMENCED OPERATIONS AT OUR NEW WALLBOARD PLANT IN SOUTH CAROLINA IN JANUARY; BEGAN SHIPPING FULL PRODUCT LINE IN FEBRUARY
          For the quarter ended March 31, 2008, revenues and net earnings were $144.8 million and $3.2 million, respectively. Diluted earnings per share for the fourth quarter of fiscal 2008 were $0.07 compared with $0.75 in the same period a year ago. Our fourth quarter financial results were impacted by the start up of our new wallboard plant in South Carolina along with extraordinary maintenance costs at our Illinois Cement plant and a true-up of our annual state income taxes.
          For the fiscal year ended March 31, 2008, Eagle’s net earnings decreased 52% to $97.8 million, or $2.12 per diluted share, from $202.7 million, or $4.07 per diluted share, for the previous fiscal year. Revenues for fiscal 2008 of $749.6 million were 19% less than the $922.4 million for the previous record fiscal year.
          Our Cement operations continued to perform well in fiscal 2008, setting records for annual operating earnings, sales prices and sales volume. Our fiscal 2008 Cement operating earnings benefited significantly from the expansion and modernization of our Illinois Cement facility that was completed in early 2007. During the fourth quarter of fiscal 2008, we further improved the operations at our Illinois Cement facility by reworking the fuel grinding and delivery process at the plant, allowing us to increase our usage of less expensive petroleum coke. In Texas, a price increase ranging from $5 to $10 per ton was implemented effective April 1, 2008.

          Continued weak residential activity and low wallboard industry utilization rates during the quarter put downward pressure on wallboard sales volumes and sales prices. Industry wallboard shipments for the quarter were down 13% compared to the prior year’s fourth quarter and industry utilization rates continued to decline during the fourth quarter. In addition, higher transportation costs due to rising fuel prices also put downward pressure on mill nets and margins.
GYPSUM WALLBOARD AND PAPERBOARD
          Gypsum Wallboard and Paperboard revenues for the fourth quarter totaled $93.7 million, a 28% decrease compared to the $129.6 million for the same quarter a year ago. Gypsum Wallboard and Paperboard’s fourth quarter operating earnings were $0.4 million, a 99% decline from the $38.3 million in operating earnings for the same quarter last year. This year’s fourth quarter operating earnings include a pre-tax charge of $4.5 million in start up costs associated with our new wallboard plant in Georgetown, South Carolina. The new plant commenced operations in early January and is now producing and shipping a full product line. Excluding the start up costs associated with the new plant, our gypsum wallboard and paperboard operating earnings were $4.9 million, a decline of approximately 87% which was primarily driven by lower gypsum wallboard sales prices and sales volumes. The average net sales price for this fiscal year’s fourth quarter was $92.42 per MSF, 35% less than the $142.39 per MSF for the same quarter last year.
          Fiscal 2008 operating earnings from Gypsum Wallboard and Paperboard were $63.0 million, a decrease of 71% compared to $217.1 million for fiscal 2007. Revenues from Gypsum Wallboard and Paperboard were $422.4 million for fiscal 2008, 28% less than last year’s revenues of $586.3 million.
CEMENT, CONCRETE AND AGGREGATES
          Operating earnings from Cement declined 13% to $16.1 million for the fourth quarter this year from $18.6 million for the same quarter last year. Fourth quarter Cement operating earnings include a pre-tax charge of approximately $3.0 million related to major maintenance expense at our Illinois Cement facility. Cement revenues for the fourth quarter, including joint venture and intersegment sales, totaled $61.2 million, 4% below the $63.8 million for the same quarter a year ago. Cement sales volume for the fourth quarter totaled 604,000 tons, 3% below the 621,000 tons for the same quarter last year. Adverse weather conditions in Illinois, California and Nevada, negatively affected Cement sales volumes. The average net sales price for this fiscal year’s fourth quarter was $95.87 per ton, flat with the same quarter last year.
          Fiscal 2008 operating earnings from Cement were $106.6 million, an increase of 16% compared to $92.2 million for fiscal 2007. Revenues from Cement, including joint venture and intersegment sales, were $345.2 million for fiscal 2008, 7% higher than last year’s revenues of $321.9 million.
          Revenues from Concrete and Aggregates were $16.3 million for this year’s fourth quarter, 21% less than the $20.7 million for the fourth quarter a year ago. Concrete and Aggregates reported a $1.8 million operating profit for this year’s fourth quarter, down 43% from the $3.1 million operating profit for the same quarter last year, due to significantly lower volume primarily from our concrete and aggregates business in Northern California.

          Concrete sales volume declined 17% for the fourth quarter this year to 157,000 cubic yards from 190,000 cubic yards for the same quarter last year. The sales volume decline primarily relates to our Northern California operation which encountered difficult weather conditions for most of the quarter. Our Concrete quarterly average net sales price of $79.04 per cubic yard for the fourth quarter of fiscal 2008 was a record for Eagle and was 5% higher than the $74.94 per cubic yard for the fourth quarter a year ago. Our Aggregates operation reported sales volume of 551,000 tons for the current quarter, 39% less than the 906,000 tons reported in the fourth quarter last year. The primary reason for the lower sales volume was poor weather and poor market conditions in our Northern California market versus the prior year’s quarter. Our Aggregates quarterly average net sales price of $7.15 per ton during the fourth quarter was a record for Eagle and was 1% above last year’s fourth quarter Aggregates average net sales price.
          Fiscal 2008 operating earnings from Concrete and Aggregates were $13.1 million, a decrease of 20% compared to $16.2 million for fiscal 2007. Revenues from Concrete and Aggregates were $87.6 million for fiscal 2008, 10% lower than last year’s revenues of $97.3 million.
DETAILS OF FINANCIAL RESULTS
          We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
          In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

          Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Wednesday, May 7, 2008. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at 214-432-2000.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.

Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1) Summary of Consolidated Earnings

(2) Revenues and Earnings by Lines of Business (Quarter)

(3) Revenues and Earnings by Lines of Business (Fiscal Year)

(4) Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5) Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

			Quarter Ended March 31,
			2008	2007	Change
Revenues			$144,848	$191,780	-24%
Earnings Before Income Taxes			$6,582	$53,989	-88%
Net Earnings			$3,246	$36,560	-91%
Earnings Per Share:
	—	Basic	$0.07	$0.76	-91%
	—	Diluted	$0.07	$0.75	-91%
Average Shares Outstanding:
	—	Basic	43,530,987	48,162,722	-10%
	—	Diluted	44,062,169	48,840,084	-10%

			Fiscal Year Ended March 31,
			2008	2007	Change
Revenues			$749,553	$922,401	-19%
Earnings Before Income Taxes			$144,384	$304,288	-53%
Net Earnings			$97,768	$202,664	-52%
Earnings Per Share:
	—	Basic	$2.15	$4.13	-48%
	—	Diluted	$2.12	$4.07	-48%
Average Shares Outstanding:
	—	Basic	45,556,762	49,090,010	-7%
	—	Diluted	46,144,887	49,787,113	-7%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended March 31,
	2008	2007	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$75,789	$111,930	-32%
Gypsum Paperboard	17,903	17,714	1%

	93,692	129,644	-28%
	65%	67%
Cement (Wholly Owned)	34,960	40,924	-15%
	24%	21%
Concrete & Aggregates	16,160	20,427	-21%
	11%	11%
Other, net	36	785	-95%
	0%	1%

Total	$144,848	$191,780	-24%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(3,344)	$33,715	-110%
Gypsum Paperboard	3,766	4,551	-17%

	422	38,266	-99%
	2%	63%

Cement:
Wholly Owned	7,428	10,443	-29%
Joint Venture	8,678	8,171	6%

	16,106	18,614	-13%
	88%	31%
Concrete & Aggregates	1,789	3,143	-43%
	10%	5%
Other, net	36	785	-95%
	0%	1%

Total Operating Earnings	18,353	60,808	-70%
	100%	100%

Corporate General Expenses	(4,363)	(5,310)
Interest Expense, net	(7,408)	(1,509)

Earnings Before Income Taxes	$6,582	$53,989	-88%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Fiscal Year Ended March 31,
	2008	2007	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$342,550	$511,615	-33%
Gypsum Paperboard	79,850	74,662	7%

	422,400	586,277	-28%
	56%	63%
Cement (Wholly Owned)	239,029	235,717	1%
	32%	26%
Concrete & Aggregates	86,594	95,860	-10%
	12%	10%
Other, net	1,530	4,547	-66%
	0%	1%

Total	$749,553	$922,401	-19%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$45,954	$198,085	-77%
Gypsum Paperboard	17,022	18,998	-10%

	62,976	217,083	-71%
	34%	66%
Cement:
Wholly Owned	72,651	59,417	22%
Joint Venture	33,982	32,765	4%

	106,633	92,182	16%
	58%	28%
Concrete & Aggregates	13,075	16,249	-20%
	7%	5%
Other, net	1,530	4,547	-66%
	1%	1%

Total Operating Earnings	184,214	330,061	-44%
	100%	100%

Corporate General Expenses	(18,756)	(20,344)
Interest Expense, net	(21,074)	(5,429)

Earnings Before Income Taxes	$144,384	$304,288	-53%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	2008	2007	Change	2008	2007	Change
Gypsum Wallboard (MMSF’s)	596	628	-5%	2,395	2,610	-8%

Paperboard (M Tons):
Internal	24	23	4%	97	103	-6%
External	39	40	-3%	174	172	1%

	63	63	0%	271	275	-1%

Cement (M Tons):
Wholly Owned	348	394	-12%	2,377	2,388	0%
Joint Venture	256	227	13%	1,048	846	24%

	604	621	-3%	3,425	3,234	6%

Concrete (M Cubic Yards)	157	190	-17%	802	882	-9%

Aggregates (M Tons)	551	906	-39%	3,754	4,875	-23%

	Average Net Sales Price*
	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	2008	2007	Change	2008	2007	Change
Gypsum Wallboard (MSF)	$92.42	$142.39	-35%	$108.36	$161.86	-33%
Paperboard (Ton)	$494.69	$460.64	7%	$484.22	$452.99	7%
Cement (Ton)	$95.87	$96.02	0%	$96.04	$93.13	3%
Concrete (Cubic Yard)	$79.04	$74.94	5%	$76.74	$71.81	7%
Aggregates (Ton)	$7.15	$7.08	1%	$6.96	$6.88	1%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2008	2007	2008	2007
Intersegment Revenues:
Cement	$1,792	$2,123	$9,054	$9,614
Paperboard	13,492	12,219	53,545	52,883
Concrete and Aggregates	144	236	1,046	1,462

	$15,428	$14,578	$63,645	$63,959

Cement Revenues:
Wholly Owned	$34,960	$40,924	$239,029	$235,717
Joint Venture	24,422	20,765	97,140	76,521

	$59,382	$61,689	$336,169	$312,238

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31,
	2008	2007
ASSETS
Current Assets -
Cash and Cash Equivalents	$18,960	$17,215
Accounts and Notes Receivable, net	62,949	77,206
Inventories	98,717	78,908

Total Current Assets	180,626	173,329

Property, Plant and Equipment, net	705,556	653,180
Investments in Joint Ventures	40,095	43,862
Note Receivable	7,286	8,550
Goodwill	153,449	70,218
Other Assets	27,835	22,271

	$1,114,847	$971,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities -
Accounts Payable	$50,961	$52,359
Accrued Liabilities	56,315	55,665

Total Current Liabilities	107,276	108,024

Long-term Liabilities	84,342	—
Long-term Debt	400,000	200,000
Deferred Income Taxes	117,542	117,340
Stockholders’ Equity -
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 43,430,297 and 47,909,103 Shares; respectively.	434	479
Capital in Excess of Par Value	—	—
Accumulated Other Comprehensive Losses	(1,368)	(850)
Retained Earnings	406,621	546,417

Total Stockholders’ Equity	405,687	546,046

	$1,114,487	$971,410